Exhibit 3.6

Page 1 of 1

SOS
Office of the Secretary of State
Corporations & Charities Division

Washington Profit Corporation

See attached detailed instructions

☑ **Filing Fee $30.00**

☐ **Filing Fee with Expedited Service $80.00**

This Box For Office Use Only

UBI Number:

ARTICLES OF AMENDMENT

Chapter 23B.10 RCW

SECTION 1

NAME OF CORPORATION: *(as currently recorded with the Office of the Secretary of State)*

Watair Inc.

SECTION 2

AMENDMENTS were adopted on this DATE: April 24, 2104

SECTION 3

ARTICLES OF AMENDMENT WERE ADOPTED BY: *(please check one of the following)*

☑ Board of Directors *(shareholder action was not required)*

☐ Duly approved by shareholders in accordance with 23B.10.030 and 23B.10.040 RCW

☐ Incorporators *(shareholder action was not required)*

SECTION 4

AMENDMENTS TO ARTICLES ON FILE: *(if necessary, attach additional information)*

Article I and Article II, Section 2.1, Authorized Capital, of the Articles of Incorporation, are amended (See Attachment).

SECTION 5

EFFECTIVE DATE OF ARTICLES OF AMENDMENT: *(please check one of the following)*

☑ Upon filing by the Secretary of State

☐ Specific Date: ____________ *(Specified effective date must be within 90 days AFTER the Articles of Amendment have been filed by the Office of the Secretary of State)*

SECTION 6

SIGNATURE *(see instructions page)*

This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

X	Robert Rosner,Chief Executive Officer	April 24, 2014	310-435-0435
Signature	Printed Name/Title	Date	Phone Number

Profit Corporation - Amendment Washington Secretary of State Revised 07/10

WATAIR INC.

ATTACHMENT
To
ARTICLES OF AMENDMENT

Article I is amended to read in its entirety as follows:

"The name of the corporation is Cabo Verde Capital Inc."

Section 2.1 of Article II is amended to read in its entirety as follows:

"2.1. Authorized Capital

Effective upon the filing of these Articles of Amendment with the office of the Secretary of State of the State of Washington, (1) the total number of shares that the corporation is authorized to issue shall be 25,000,000, consisting of 5,000,000 shares of common stock, having a par value of $0.0001 per share, and 20,000,000 shares of Preferred Stock, having a par value of $0.0001 per share; and (2) each share of the corporation's issued and outstanding common stock shall be subject to a one (1) for one hundred (100) reverse split, with all fractional shares rounded up to the nearest whole share. The common stock is subject to the rights and preferences of the Preferred Stock as set forth below."